UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2009

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

62 Fourth Avenue

Waltham, Massachusetts  02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2009, Timothy R. Surgenor was appointed to the board of directors of NeuroMetrix, Inc. (the “Company”), effective as of April 1, 2009.  Mr. Surgenor will serve as Class I Director until the Company’s 2011 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier resignation or removal.  Initially, Mr. Surgenor will not serve on any committees of the board of directors.

In connection with his appointment to the board of directors, Mr. Surgenor will be awarded a stock option grant under the Company’s Second Amended and Restated 2004 Stock Option and Incentive Plan to purchase 30,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on April 1, 2009.  The stock option will vest over a four-year period, with 25% vesting on April 1, 2010 and 1/16th vesting quarterly thereafter.

Additionally, in connection with Mr. Surgenor’s appointment to the board of directors, the Company and Mr. Surgenor will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing directors.

Mr. Surgenor is currently the President and Chief Executive Officer and a director of Cyberkinetics Neurotechnology Systems, Inc.  In November 2007, the Company entered into a strategic alliance with Cyberkinetics.  The Company made an investment of $2.5 million in shares of Cyberkinetics common stock and agreed to negotiate the terms of a joint venture with Cyberkinetics.  In February 2008, the Company formed PNIR (Peripheral Nerve Injury Repair) LLC, a joint venture with initial ownership of 50% by the Company and 50% by Cyberkinetics, and entered into a Collaboration Agreement and Operating Agreement with Cyberkinetics.  The focus of the joint venture was on the development and commercialization of a product for the treatment of peripheral nerve injury using the Andara™ OFS™ (Oscillating Frequency Stimulation) technology (the “Andara Technology”) licensed by Cyberkinetics from Purdue University and using other technologies to be developed.  Under the terms of our joint venture agreement with Cyberkinetics, the Company agreed to fund the first $2.0 million of program costs under the joint venture and any required funding beyond the initial $2.0 million was to be shared equally by the Company and Cyberkinetics.  Cyberkinetics had agreed to contribute the Andara Technology and certain additional technology, know-how and intellectual property.  During the fourth quarter of 2008, the joint venture with Cyberkinetics was dissolved, and in January 2009, the Company acquired certain technological and intellectual property assets from Cyberkinetics and Andara Life Science, Inc., a wholly-owned subsidiary of Cyberkinetics, for $350,000 in cash.  The acquired assets include all of Cyberkinetics’ rights and regulatory filings for the Andara Technology, the rights to develop and commercialize a therapeutic product for peripheral nerve injury based on the Andara Technology, development and commercialization rights to certain derivatives of the pharmacological agent 4-aminopyridine that may be useful in the treatment of central and peripheral nervous system injury and disease, and certain other intellectual property and technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: March 18, 2009	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer